UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2011

Booz Allen Hamilton Holding Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34972	26-2634160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 902-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2011, the Board of Directors (the "Board") of Booz Allen Hamilton Holding Corporation (the "Company") increased the size of the Board from eight to nine members and appointed Arthur E. Johnson effective November 9, 2011 as a new member of the Board, upon the recommendation of the Company's Nominating and Corporate Governance Committee. Mr. Johnson will serve for a term expiring at the Company’s 2013 annual meeting of shareholders. Mr. Johnson has been appointed to serve on the Board’s Audit Committee.

Mr. Johnson served as a leader in strategic development at Lockheed Martin, retiring in 2009 as senior vice president. Before that, he served as president and chief operating officer of the company’s Information and Services Sector from 1997 to 1999, and served as president of the Systems Integration Group and the Federal Systems Group, after Loral Corporation, where he previously served as a group vice president, was acquired by Lockheed Martin in 1996. He currently serves as a director of AGL Resources, Inc. and Eaton Corporation and as an Independent Trustee of Fidelity Investments.

Mr. Johnson will receive the pro rata portion of the standard compensation for service on the Board (currently $150,000 per annum), based on the number of days remaining in the current director compensation year, which ends March 31, 2012, and he will receive the standard director compensation for the balance of his term. Mr. Johnson will receive his compensation in restricted stock or in a combination of cash and restricted stock. In addition, the Company will enter into an indemnification agreement with Mr. Johnson pursuant to which the Company is required to indemnify Mr. Johnson against certain liabilities which may arise by reason of his status or service as a director and to advance to him his expenses, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification agreement has been filed as an exhibit to the Company's Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on June 21, 2010, as last amended on November 8, 2010.

A copy of a press release dated November 9, 2011 announcing Mr. Johnson's appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated November 9, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

November 9, 2011	By:	Robert S. Osborne

Name: Robert S. Osborne
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 9, 2011